CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated October 13, 2011, relating to the financial statements and financial highlights appearing in the August 31, 2011 Annual Reports to Shareholders of Vanguard S&P Mid-Cap 400 Index Fund, Vanguard S&P Mid-Cap 400 Growth Index Fund, Vanguard S&P Mid-Cap 400 Value Index Fund, and of our reports dated October 11, 2011 relating to the financial statements and financial highlights appearing in the August 31, 2011 Annual Reports to Shareholders of Vanguard Admiral Treasury Money Market Fund, Vanguard S&P 500 Growth Index Fund, Vanguard S&P 500 Value Index Fund, Vanguard S&P Small-Cap 600 Index Fund, Vanguard S&P Small-Cap 600 Growth Index Fund, and Vanguard S&P Small-Cap 600 Value Index Fund (comprising Vanguard Admiral Funds), which report is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

PricewaterhouseCoopers LLP
Philadelphia, PA
December 21, 2011